Exhibit 99.1
SECOND QUARTER 2023 EARNINGS NEWMONT CORPORATION 1 CREATING VALUE & IMPROVING LIVES THROUGH SUSTAINABLE, RESPONSIBLE MINING Second Quarter 2023 Earnings JULY 20, 2023

SECOND QUARTER 2023 EARNINGS NEWMONT CORPORATION 2 CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS, INCLU DING OUTLOOK: This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition; and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” or “potential.” Forward-looking statements in this presentation may include, without limitation, (i) estimates of future production and sales, including production outlook, average future production and upside potential; (ii) estimates of future costs applicable to sales and all-in sustaining costs; (iii) estimates of future capital expenditures, including development and sustaining capital; (iv) expectations regarding the Tanami Expansion 2, Ahafo North, Yanacocha Sulfides, Pamour and Cerro Negro District Expansion 1 projects, including, without limitation, expectations for production, milling, costs applicable to sales and all-in sustaining costs, capital costs, mine life extension, construction completion, commercial production, and other timelines; (v) future expectations regarding sites with suspended operations, including Peñasquito; (vi) expectations regarding future investments or divestitures; (vii) expectations regarding free cash flow and returns to stockholders, including with respect to future dividends, the dividend framework and expected payout levels; (viii) expectations regarding future mineralization, including, without limitation, expectations regarding reserves and recoveries; (ix) other outlook; and (x) expectations regarding pending or proposed transactions. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of operations and projects being consistent with current expectations and mine plans; (iii) political developments in any jurisdiction in which the Company operates being consistent with its current expectations; (iv) certain exchange rate assumptions; (v) certain price assumptions for gold, copper, silver, zinc, lead and oil; (vi) prices for key supplies; (vii) the accuracy of current mineral reserve and mineralized material estimates; and (viii) other planning assumptions. Uncertainties relating to general macroeconomic uncertainty and changing market conditions, changing restrictions on the mining industry in the jurisdictions in which we operate, impacts to supply chain, including price, availability of goods, ability to receive supplies and fuel, and impacts of changes in interest rates. Such uncertainties could result in operating sites being placed into care and maintenance and impact estimates, costs and timing of projects. Uncertainties in geopolitical conditions could impact certain planning assumptions, including, but not limited to commodity and currency prices, costs and supply chain availabilities. Investors are reminded that the dividend framework is non-binding and the 2023 dividend payout range does not represent a legal commitment. Future dividends beyond the dividend payable on September 21, 2023 to holders of record at the close of business on September 7, 2023 have not yet been approved or declared by the Board of Directors, and an annualized dividend payout or dividend yield has not been declared by the Board. Management’s expectations with respect to future dividends are “forward-looking statements” and the Company’s dividend framework is non-binding. The declaration and payment of future dividends remain at the discretion of the Board of Directors and will be determined based on Newmont’s financial results, balance sheet strength, cash and liquidity requirements, future prospects, gold and commodity prices, and other factors deemed relevant by the Board. Statements relating to the pending transaction to acquire the share capital of Newcrest Mining Limited (“Newcrest”), timing and closing of the pending transaction, including receipt of required approvals and satisfaction of other customary closing conditions, expectations from the integration of Newcrest, and expectations regarding the potential value proposition, the potential for synergies from the pending transaction, or similar statements, also constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws.. Risks include fluctuations in company stock price and results of operations; the prompt and effective integration of Newmont’s and Newcrest’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the pending transaction; the risk associated with Newmont’s and Newcrest’s ability to obtain the approval of the pending transaction by their shareholders required to consummate the pending transaction and the timing of the closing of the pending transaction, including the risk that the conditions to the pending transaction are not satisfied on a timely basis or at all and the failure of the pending transaction to close for any other reason; the risk that a consent or authorization that may be required for the pending transaction is not obtained or is obtained subject to conditions that are not anticipated; the outcome of any legal proceedings that may be instituted against the parties and others related to the scheme implementation deed dated May 15, 2023 (the “Scheme Implementation Deed”); unanticipated difficulties or expenditures relating to the pending transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; risks relating to the value of the Scheme Consideration to be issued in connection with the pending transaction; the anticipated size of the markets and continued demand for Newmont’s and Newcrest’s resources and the impact of competitive responses to the announcement of the transaction; and the diversion of management time on pending transaction-related issues. For a discussion of risks and other factors that might impact future looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”), under the heading “Risk Factors", and other factors identified in the Company's reports filed with the SEC, available on the SEC website or www.newmont.com. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this presentation, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk. Investors are also reminded to refer to the endnotes to this presentation for additional information. ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT: This presentation is not an offer to purchase or exchange, nor a solicitation of an offer to sell securities of Newmont Corporation (“Newmont”) or Newcrest Mining Limited (“Newcrest”) nor the solicitation of any vote or approval in any jurisdiction nor shall there be any such issuance or transfer of securities of Newmont or Newcrest in any jurisdiction in contravention of applicable law. This presentation is being made in respect of the transaction involving Newmont and Newcrest pursuant to the terms of the Scheme Implementation Deed by and among Newmont, Newmont Overseas Holdings Pty Ltd, an Australian proprietary company limited by shares, an indirect wholly owned subsidiary of Newmont, and Newcrest and may be deemed to be soliciting material relating to the transaction. In furtherance of the pending transaction and subject to future developments, Newmont will file one or more proxy statements or other documents with the Securities and Exchange Commission (“SEC”). This presentation is not a substitute for any proxy statement, the Scheme Booklet or other document Newmont or Newcrest may file with the SEC and Australian regulators in connection with the pending transaction. INVESTORS AND SECURITY HOLDERS OF NEWMONT AND NEWCREST ARE URGED TO READ THE PROXY STATEMENT(S), SCHEME BOOKLET AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING TRANSACTION AND THE PARTIES TO THE TRANSACTION. The definitive proxy statement will be mailed to Newmont stockholders. Investors and security holders may obtain a free copy of the proxy statements, the filings with the SEC that will be incorporated by reference into the proxy statement, the Scheme Booklet and other documents containing important information about the transaction and the parties to the transaction, filed by Newmont with the SEC at the SEC’s website at www.sec.gov. The disclosure documents and other documents that are filed with the SEC by Newmont may also be obtained on https://www.newmont.com/investors/reports-and-filings/default.aspx or by contacting Newmont’s Investor Relations department at Daniel.Horton@newmont.com or by calling 303-837-5484. PARTICIPANTS IN THE TRANSACTION SOLICITATION: Newmont, Newcrest and certain of their respective directors and executive officers and other employees may be deemed to be participants in any solicitation of proxies from Newmont shareholders in respect of the pending transaction between Newmont and Newcrest. Information regarding Newmont’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023 and its proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on March 10, 2023. Information about Newcrest’s directors and executive officers is set forth in Newcrest’s latest annual report dated August 19, 2022 as updated from time to time via announcements made by Newcrest on the Australian Securities Exchange (“ASX”). Additional information regarding the interests of these participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in any proxy statement and other relevant materials to be filed with the SEC in connection with the pending transaction if and when they become available.

SECOND QUARTER 2023 EARNINGS NEWMONT CORPORATION 3 Tom Palmer CREATING VALUE & IMPROVING LIVES PRESIDENT & CHIEF EXECUTIVE OFFICER THROUGH SUSTAINABLE, RESPONSIBLE MINING

SECOND QUARTER 2023 EARNINGS NEWMONT CORPORATION 4 SECOND QUARTER 2023 HIGHLIGHTS Remain on Track to Deliver Strong H2 Results and Achieve Full-Year Guidance**** *Includes production from the Company’s equity method investment in the Pueblo Viejo joint venture. **See endnotes re GEOs, dividends and non-GAAP metrics. ***As of Q2 2023; Cash balance includes $2,829M in cash and cash equivalents and $374M in time deposits, currently included in Time Deposits and other investments on the Condensed Consolidated Balance Sheet. ****See discussion of outlook and cautionary statement regarding forward-looking statements and withdrawal of 2023 guidance related to Peñasquito. Produced 1.2M attributable ounces of gold* and 256k GEOs from co-products**; prudent decisions made to position for stronger production in H2 Generated $910M in adjusted EBITDA and $656M in cash from continuing operations; results will be back-half weighted as expected** Declared industry-leading dividend of $0.40 per share for Q2 from framework** Liquidity of $6.2B and net debt to adjusted EBITDA ratio of 0.7x*** Entered into definitive agreement to acquire Newcrest; transaction expected to close in the fourth quarter Progressing portfolio optimization with deferral of investment decision for Yanacocha Sulfides project Published 2022 Climate Report, outlining approach to managing climate-related risks and opportunities

SECOND QUARTER 2023 EARNINGS NEWMONT CORPORATION 16 Tom Palmer CREATING VALUE & IMPROVING LIVES PRESIDENT & CHIEF EXECUTIVE OFFICER THROUGH SUSTAINABLE, RESPONSIBLE MINING

SECOND QUARTER 2023 EARNINGS NEWMONT CORPORATION 17 INDICATIVE TIMELINE TO CLOSE NEWCREST TRANSACTION Progressing Regulatory Approvals and Engaging with Stakeholders MAY 2023 Newmont enters into definitive agreement to acquire Newcrest AUGUST 2023 Scheme booklet to be lodged with Australian Securities & Investments Commission (ASIC) SEPTEMBER 2023 Definitive proxy statement to be filed with U.S. Securities & Exchange Commission (SEC) * OCTOBER 2023 Anticipated timing for competition and regulatory approvals to be received, including from Australia, Canada, and Papua New Guinea** OCTOBER 2023 Newcrest and Newmont shareholder vote to take place NOVEMBER 2023 Target implementation date for acquisition of Newcrest See cautionary statement re the proposed Newcrest transaction. *Assuming no SEC review of the proxy statement. **Competition and regulatory approvals to include the Australian Competition and Consumer Commission (ACCC), the Australia Foreign Investment Review Board (FIRB), the Canada Competition Bureau, the Japan Fair Trade Commission (JFTC), the Papua New Guinea Independent Consumer and Competition Commission (ICCC), the Philippine Competition Commission (PCC) and the Korea Fair Trade Commission (KFTC). FEBRUARY 2024 Newmont to provide 2024 guidance for the combined company TODAY July 20, 2023

SECOND QUARTER 2023 EARNINGS NEWMONT CORPORATION 18 COMMITMENT TO LEADING ESG PRACTICES Creating value and improving lives for all stakeholders INDUSTRY LEADING PORTFOLIO World-class assets in top-tier jurisdictions PROVEN OPERATING MODEL Experienced leaders with strong track record DISCIPLINED CAPITAL ALLOCATION STRATEGY Balanced approach to deliver value through the cycle Strengthening Newmont’s Clear and Consistent Strategy with the Proposed Acquisition of Newcrest SUSTAINABLE BUSINESS. ENDURING VALUE.

SECOND QUARTER 2023 EARNINGS NEWMONT CORPORATION 19 Appendix

SECOND QUARTER 2023 EARNINGS NEWMONT CORPORATION 31 Endnotes Investors are encouraged to read the information contained in this presentation in conjunction with the most recent Form 10-Q for the quarter ended June 30, 2023 filed with the SEC on July 20, 2023. Investors are reminded that expectations regarding outlook and guidance, including future financial results, operating performance, projects, exploration, investments, capital allocation, dividends and transactions are forward looking and remain subject to risk and uncertainties. See Cautionary Statement on slide 2, the risk factors section in the Form 10-K, and the notes below. Outlook Assumptions. Outlook and projections used in this presentation are considered forward-looking statements and represent management’s good faith estimates or expectations of future production results as of February 23, 2023. Outlook is based upon certain assumptions, including, but not limited to, metal prices, oil prices, certain exchange rates and other assumptions. For example, 2023 Outlook assumes $1,700/oz Au, $3.50/lb Cu, $20.00/oz Ag, $1.35/lb Zn, $0.90/lb Pb, $0.70 USD/AUD exchange rate, $0.77 USD/CAD exchange rate and $90/barrel WTI. Production, CAS, AISC and capital estimates exclude projects that have not yet been approved, except for Yanacocha Sulfides, Pamour and Cerro Negro District Expansion 1 which are included in Outlook. The potential impact on inventory valuation as a result of lower prices, input costs, and project decisions are not included as part of this Outlook. Assumptions used for purposes of Outlook may prove to be incorrect and actual results may differ from those anticipated, including variation beyond a +/-5% range. Outlook cannot be guaranteed. As such, investors are cautioned not to place undue reliance upon Outlook and forward-looking statements as there can be no assurance that the plans, assumptions or expectations upon which they are placed will occur. World-class asset. Defined as +500k GEO’s/year consolidated, average AISC/oz in the lower half of the industry cost curve and a mine life >10 years in countries that are classified in the A and B rating ranges for each of Moody’s, S&P and Fitch. Dividend. Our future dividends have not yet been approved or declared by the Board of Directors. An annualized dividend payout level has not been declared by the Board and is non-binding. The Company’s dividend framework and expected 2023 dividend payout ranges are non-binding. Management’s expectations with respect to future dividends, annualized dividends, payout ranges or dividend yield are “forward-looking statements.” The declaration and payment of future dividends remain at the discretion of the Board of Directors and will be determined based on Newmont’s financial results, balance sheet strength, cash and liquidity requirements, future prospects, gold and commodity prices, and other factors deemed relevant by the Board. The duration, scope and impact of COIVD-19 presents additional uncertainties with respect to future dividends and no assurance is being provided that the Company will pay future dividends at the increased payment level. The Board of Directors reserves all powers related to the declaration and payment of dividends. Consequently, in determining the dividend to be declared and paid on the common stock of the Company, the Board of Directors may revise or terminate the payment level at any time without prior notice. 2023 Gold equivalent ounces (GEOs). Calculated as pounds or ounces produced multiplied by the ratio of the other metal’s price to the gold price, using Gold ($1,400/oz.), Copper ($3.50/lb.), Silver ($20/oz.), Lead ($1.00/lb.), and Zinc ($1.20/lb.) pricing. Reserves and Resources gold equivalent ounces (GEO’s). Gold Equivalent Ounces calculated using Mineral Reserve pricing: Gold ($1,400/oz.), Copper ($3.50/lb.), Silver ($20/oz.), Lead ($1.00/lb.), and Zinc ($1.20/lb.) and Resource pricing: Gold ($1,600/oz.), Copper ($4.00/lb.), Silver ($23/oz.), Lead ($1.20/lb.), and Zinc ($1.45/lb.) and metallurgical recoveries for each metal on a site-by-site basis as: metal * [(metal price * metal recovery) / (gold price * gold recovery)].

SECOND QUARTER 2023 EARNINGS NEWMONT CORPORATION 32 Endnotes Cautionary Statement Regarding Reserve and Resource Estimates: The reserves stated herein were prepared in compliance with Subpart 1300 of Regulation S-K adopted by the United States Securities and Exchanges Commission (the “SEC”) and represent the amount of gold, copper, silver, lead, zinc and molybdenum estimated, at December 31, 2022, could be economically and legally extracted or produced at the time of the reserve determination. The term “economically,” as used in this definition, means that profitable extraction or production has been established or analytically demonstrated in at a minimum, a pre-feasibility study to be viable and justifiable under reasonable investment and market assumptions. The term “legally,” as used in this definition, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, Newmont (or our joint venture partners) must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with Newmont’s (or our joint venture partners’) current mine plans. Reserves in this presentation are aggregated from the proven and probable classes. The term “Proven reserves” used in the tables of the appendix means reserves for which (a) quantity is estimated from dimensions revealed in outcrops, trenches, workings or drill holes; (b) grade and/or quality are estimated from the results of detailed sampling; and (c) the sites for inspection, sampling and measurements are spaced so closely and the geologic character is sufficiently defined that size, shape, depth and mineral content of reserves are well established. The term “Probable reserves” means reserves for which quantity and grade are estimated from information similar to that used for Proven reserves, but the sites for sampling are farther apart or are otherwise less closely spaced. The degree of assurance, although lower than that for Proven reserves, is high enough to assume continuity between points of observation. Newmont classifies all reserves as Probable on its development projects until a year of production has confirmed all assumptions made in the reserve estimates. Proven and Probable reserves include gold, copper, silver, zinc, lead or molybdenum attributable to Newmont’s ownership or economic interest. Proven and Probable reserves were calculated using cut-off grades. The term “cutoff grade” means the lowest grade of mineralized material considered economic to process. Cut-off grades vary between deposits depending upon prevailing economic conditions, mineability of the deposit, by-products, amenability of the ore to gold, copper, silver, zinc, lead or molybdenum extraction and type of milling or leaching facilities available. Estimates of Proven and Probable reserves are subject to considerable uncertainty. Such estimates are, or will be, to a large extent, based on the prices of gold, silver, copper, zinc, lead and molybdenum and interpretations of geologic data obtained from drill holes and other exploration techniques, which data may not necessarily be indicative of future results. If our reserve estimations are required to be revised using significantly lower gold, silver, zinc, copper, lead and molybdenum prices as a result of a decrease in commodity prices, increases in operating costs, reductions in metallurgical recovery or other modifying factors, this could result in material write-downs of our investment in mining properties, goodwill and increased amortization, reclamation and closure charges. Producers use pre-feasibility and feasibility studies for undeveloped ore bodies to derive estimates of capital and operating costs based upon anticipated tonnage and grades of ore to be mined and processed, the predicted configuration of the ore body, expected recovery rates of metals from the ore, the costs of comparable facilities, the costs of operating and processing equipment and other factors. Actual operating and capital cost and economic returns on projects may differ significantly from original estimates. Further, it may take many years from the initial phases of exploration until commencement of production, during which time, the economic feasibility of production may change. Estimates of resources are subject to further exploration and development, are subject to additional risks, and no assurance can be given that they will eventually convert to future reserves. Inferred resources, in particular, have a great amount of uncertainty as to their existence and their economic and legal feasibility. Investors are cautioned not to assume that any part or all of the Inferred resource exists or is economically or legally mineable. The Company cannot be certain that any part or parts of the resource will ever be converted into reserves. In addition, if the price of gold, silver, copper, zinc, lead or molybdenum declines from recent levels, if production costs increase, grades decline, recovery rates decrease or if applicable laws and regulations are adversely changed, the indicated level of recovery may not be realized or mineral reserves or resources might not be mined or processed profitably. If we determine that certain of our mineral reserves or resources have become uneconomic, this may ultimately lead to a reduction in our aggregate reported mineral reserves and resources. Consequently, if our actual mineral reserves and resources are less than current estimates, our business, prospects, results of operations and financial position may be materially impaired. Investors are encouraged to review the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2023, which includes the “Proven and Probable Reserve" and "Measured and Indicated and Inferred Resource" tables, prepared in compliance with Subpart 1300 of Regulation S-K adopted by the SEC, as well as discussion of risks under the heading "Risk Factors", which are available at www.sec.gov or on the Company’s website at www.newmont.com.

SECOND QUARTER 2023 EARNINGS NEWMONT CORPORATION 33 Endnotes Reserve and Resource Estimates (cont.): Estimates of Proven and Probable reserves are subject to considerable uncertainty. Such estimates are, or will be, to a large extent, based on the prices of gold, silver, copper, zinc, lead and molybdenum and interpretations of geologic data obtained from drill holes and other exploration techniques, which data may not necessarily be indicative of future results. If our reserve estimations are required to be revised using significantly lower gold, silver, zinc, copper, lead and molybdenum prices as a result of a decrease in commodity prices, increases in operating costs, reductions in metallurgical recovery or other modifying factors, this could result in material write-downs of our investment in mining properties, goodwill and increased amortization, reclamation and closure charges. Producers use pre-feasibility and feasibility studies for undeveloped ore bodies to derive estimates of capital and operating costs based upon anticipated tonnage and grades of ore to be mined and processed, the predicted configuration of the ore body, expected recovery rates of metals from the ore, the costs of comparable facilities, the costs of operating and processing equipment and other factors. Actual operating and capital cost and economic returns on projects may differ significantly from original estimates. Further, it may take many years from the initial phases of exploration until commencement of production, during which time, the economic feasibility of production may change. Estimates of resources are subject to further exploration and development, are subject to additional risks, and no assurance can be given that they will eventually convert to future reserves. Inferred resources, in particular, have a great amount of uncertainty as to their existence and their economic and legal feasibility. Investors are cautioned not to assume that any part or all of the Inferred resource exists or is economically or legally mineable. The Company cannot be certain that any part or parts of the resource will ever be converted into reserves. In addition, if the price of gold, silver, copper, zinc, lead or molybdenum declines from recent levels, if production costs increase, grades decline, recovery rates decrease or if applicable laws and regulations are adversely changed, the indicated level of recovery may not be realized or mineral reserves or resources might not be mined or processed profitably. If we determine that certain of our mineral reserves or resources have become uneconomic, this may ultimately lead to a reduction in our aggregate reported mineral reserves and resources. Consequently, if our actual mineral reserves and resources are less than current estimates, our business, prospects, results of operations and financial position may be materially impaired. Investors are encouraged to review the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2023, which includes the “Proven and Probable Reserve" and "Measured and Indicated and Inferred Resource" tables, prepared in compliance with Subpart 1300 of Regulation S-K as adopted by the SEC, as well as discussion of risks under the heading "Risk Factors", which are available at www.sec.gov or on the Company’s website at www.newmont.com. Non-GAAP Metrics Adjusted Net Income. Adjusted Net Income is a non-GAAP metric. Adjusted Net Income per share refers to Adjusted Net Income per diluted share. See appendix or more information and reconciliation to the nearest GAAP metric. Free Cash Flow. FCF is a non-GAAP metric and is generated from Net cash provided from operating activities of continuing operations on an attributable basis less Additions to property, plant and mine development on an attributable basis. See appendix for more information and for a reconciliation to the nearest GAAP metric. Attributable FCF projections as used in outlook are forward-looking statements and remain subject to risks and uncertainties. Attributable Free Cash Flow. Attributable FCF or Attributable Free cash flow are used herein is a forward-looking statement and is subject to risks and uncertainties. Attributable FCF is a non-GAAP metric and is generated from Net cash provided from operating activities of continuing operations on an attributable basis less Additions to property, plant and mine development on an attributable basis. See appendix for more information and for a reconciliation to the nearest GAAP metric. All-in Sustaining Cost. AISC or All-in sustaining cost is a non-GAAP metric. AISC as used in the Company’s outlook is a forward-looking statement and is therefore subject to uncertainties. AISC a non-GAAP metric defined as the sum of cost applicable to sales (including all direct and indirect costs related to current gold production incurred to execute on the current mine plan), remediation costs (including operating accretion and amortization of asset retirement costs), G&A, exploration expense, advanced projects and R&D, treatment and refining costs, other expense, net of one-time adjustments, sustaining capital and finance lease payments. See appendix for more information and a reconciliation of 2023 AISC outlook to the 2023 CAS outlook. EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are a non-GAAP financial measures. EBITDA is calculated as Earnings before interest, taxes and depreciation and amortization. For management’s EBITDA and Adjusted EBITDA calculations and reconciliation to the nearest GAAP metric, please see appendix for more information. Please also refer also to appendix for a reconciliation of Adjusted EBITDA to the nearest GAAP metric. Net debt to Adjusted EBITDA. Adjusted EBITDA and net debt to Adjusted EBITDA are non-GAAP measures. See appendix for more information and for a reconciliation to the nearest GAAP metric.

SECOND QUARTER 2023 EARNINGS NEWMONT CORPORATION 34 Endnotes Full Potential. Full Potential improvement value creation is considered an operating measure provided for illustrative purposes, and should not be considered GAAP or non-GAAP financial measures. Full Potential amounts are estimates utilized by management that represent estimated cumulative incremental value realized as a result of Full Potential projects implemented and are based upon both cost savings and efficiencies that have been monetized for purposes of the estimation. Because Full Potential improvement estimates reflect differences between certain actual costs incurred and management estimates of costs that would have been incurred in the absence of the Full Potential program, such estimates are necessarily imprecise and are based on numerous judgments and assumptions. Expectations of the results of Full Potential savings, synergies or improvements are forward-looking statements and subject to risks and uncertainties. Synergies. Synergies and value creation from any past or future acquisitions as used in this presentation is a management estimate provided for illustrative purposes and should not be considered a GAAP or non-GAAP financial measure. Synergies represent management’s combined estimate of pre-tax synergies, supply chain efficiencies and Full Potential improvements, as a result of the integration of Newmont’s and Goldcorp’s businesses that have been monetized for the purposes of the estimation. Because synergies estimates reflect differences between certain actual costs incurred and management estimates of costs that would have been incurred in the absence of the integration of Newmont’s and Goldcorp’s businesses, such estimates are necessarily imprecise and are based on numerous judgments and assumptions. Synergies are “forward-looking statements” subject to risks, uncertainties and other factors which could cause actual value creation to differ from expected or past synergies. Past Performance: Past performance metrics and figures included in this presentation are given for illustrative purposes only and should not be relied upon as (and are not) an indication of Newmont’s views on its or Newcrest’s future financial performance or condition or prospects (including on a consolidated basis). Investors should note that past performance of Newmont, including in relation to the past value returned to stockholders and past value creation and annual synergies, and other historical financial information cannot be relied upon as an indicator of (and provide no guidance, assurance or guarantee as to) future performance, including future synergies or value to stockholders. Third-Party Data. This presentation may contain industry, market and competitive position data which have come from a third-party sources. Third party industry publications, studies and surveys generally state that the data contained therein have been obtained from sources believed to be reliable, but that there is no guarantee of the accuracy or completeness of such data. While Newmont believes that such information has been prepared by a reputable source, Newmont has not independently verified the data contained therein. Accordingly, undue reliance should not be placed on any of the industry, market or competitive position data contained in this presentation. COVID-19. The extent to which COVID-19, related variants or other health emergencies will impact the Company in the future remains uncertain and cannot be predicted. COVID-19 has impacted the operation of Newmont’s mines and the development of projects and impacted exploration activities in the past. For companies, such as Newmont, that operate in multiple jurisdictions, disadvantage and risk of loss due to the limitations of certain local health systems and infrastructure to contain diseases and potential endemic health issues may occur. Impacts in the future could include additional employee and contractor absenteeism, travel restraints, shipment restraints, delays in product refining and smelting due to restrictions or temporary closures, other supply chain disruptions and workforce interruptions, including healthy and safety considerations, which could have a material adverse effect on the Company’s cash flows, earnings, results of operations, estimated capital expenditures and the timing of projects.